AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

SECOND QUARTER 2016

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•	All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2015.

•	Amounts may not reconcile exactly due to rounding differences.

•
During the second quarter of 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. The first quarter 2015 results have been adjusted to reflect the adoption of this guidance throughout this document. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom’s possible withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•
the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset(most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Marine and Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended June 30,				Six months ended June 30,
		2016	2015	Change		2016	2015	Change

HIGHLIGHTS	Gross premiums written	$1,320,434	$1,188,413	11.1%		$3,279,595	$2,867,345	14.4%
	Gross premiums written - Insurance	59.4%	64.0%	(4.6)	pts	43.8%	47.6%	(3.8)	pts
	Gross premiums written - Reinsurance	40.6%	36.0%	4.6	pts	56.2%	52.4%	3.8	pts
	Net premiums written	$1,007,350	$946,544	6.4%		$2,693,156	$2,402,090	12.1%
	Net premiums earned	$946,990	$941,211	0.6%		$1,849,331	$1,845,264	0.2%
	Net premiums earned - Insurance	46.4%	48.1%	(1.7)	pts	47.5%	48.8%	(1.3)	pts
	Net premiums earned - Reinsurance	53.6%	51.9%	1.7	pts	52.5%	51.2%	1.3	pts
	Net income available to common shareholders	$119,491	$63,349	88.6%		$157,908	$219,153	(27.9%)
	Operating income [a]	47,483	93,581	(49.3%)		148,759	229,653	(35.2%)
	Reserve for losses and loss expenses	9,782,304	9,693,440	0.9%		9,782,304	9,693,440	0.9%
	Total shareholders’ equity	$5,964,183	$5,948,558	0.3%		$5,964,183	$5,948,558	0.3%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$1.30	$0.63	106.3%		$1.70	$2.19	(22.4%)
	Diluted earnings per common share	1.29	0.63	104.8%		1.69	2.17	(22.1%)
	Operating income per common share - diluted [b]	$0.51	$0.93	(45.2%)		$1.59	$2.27	(30.0%)
	Weighted average common shares outstanding	91,926	100,274	(8.3%)		92,980	100,093	(7.1%)
	Diluted weighted average common shares outstanding	92,558	101,160	(8.5%)		93,705	101,151	(7.4%)
	Book value per common share	$58.90	$53.06	11.0%		$58.90	$53.06	11.0%
	Diluted book value per common share (treasury stock method)	57.62	51.81	11.2%		57.62	51.81	11.2%
	Diluted tangible book value per common share (treasury stock method) [a]	56.69	50.83	11.5%		56.69	50.83	11.5%
	Accumulated dividends declared per common share	$10.90	$9.56	14.0%		$10.90	$9.56	14.0%

FINANCIAL RATIOS	ROACE [c]	9.0%	4.7%	4.3	pts	6.0%	8.3%	(2.3)	pts
	Operating ROACE [d]	3.6%	7.0%	(3.4)	pts	5.6%	8.7%	(3.1)	pts
	Net loss and loss expense ratio	66.8%	61.6%	5.2	pts	61.2%	59.2%	2.0	pts
	Acquisition cost ratio	20.0%	19.5%	0.5	pts	20.0%	19.2%	0.8	pts
	General and administrative expense ratio	15.4%	15.8%	(0.4)	pts	16.0%	16.9%	(0.9)	pts
	Combined ratio	102.2%	96.9%	5.3	pts	97.2%	95.3%	1.9	pts

INVESTMENT DATA	Total assets	$21,249,440	$20,704,875	2.6%		$21,249,440	$20,704,875	2.6%
	Total cash and invested assets [e]	14,461,894	14,674,872	(1.5%)		14,461,894	14,674,872	(1.5%)
	Net investment income	91,730	88,544	3.6%		140,896	180,651	(22.0%)
	Net realized investment gains (losses)	$21,010	$(11,110)	nm		$(45,500)	$(53,662)	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	1.2%	—%	1.2	pts	2.5%	0.7%	1.8	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f]	1.4%	(0.3%)	1.7	pts	2.7%	1.0%	1.7	pts
	Return on other investments [g]	1.7%	1.6%	0.1	pts	(1.5%)	5.0%	(6.5)	pts
	Book yield of fixed maturities	2.6%	2.5%	0.1	pts	2.6%	2.5%	0.1	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 26 for reconciliation of operating income to net income available to common shareholders and page 27 for diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by diluted weighted average common shares and share equivalents outstanding.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]	In calculating total return, we include net investment income, net realized investment gains (losses) and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014
UNDERWRITING REVENUES
Gross premiums written	$1,320,434	$1,959,161	$799,802	$936,583	$1,188,413	$1,231,279
Premiums ceded	(313,084)	(273,355)	(204,444)	(259,366)	(241,869)	(231,117)
Net premiums written	1,007,350	1,685,806	595,358	677,217	946,544	1,000,162

Gross premiums earned	1,197,722	1,136,222	1,146,532	1,148,356	1,158,755	1,194,367
Ceded premiums expensed	(250,732)	(233,882)	(224,720)	(229,015)	(217,544)	(193,967)
Net premiums earned	946,990	902,340	921,812	919,341	941,211	1,000,400
Other insurance related income (loss)	(892)	(203)	(15,272)	1,158	3,486	1,683
Total underwriting revenues	946,098	902,137	906,540	920,499	944,697	1,002,083

UNDERWRITING EXPENSES
Net losses and loss expenses	632,294	498,962	523,331	560,387	580,153	565,829
Acquisition costs	189,125	180,635	180,564	182,744	183,263	191,862
Underwriting-related general and administrative expenses [a]	114,819	123,589	114,287	121,123	124,433	117,811
Total underwriting expenses	936,238	803,186	818,182	864,254	887,849	875,502

UNDERWRITING INCOME [b]	9,860	98,951	88,358	56,245	56,848	126,581

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	91,730	49,164	79,000	45,685	88,544	114,867
Net realized investment gains (losses)	21,010	(66,508)	(14,872)	(69,957)	(11,110)	33,261
Interest expense and financing costs	(12,914)	(12,833)	(12,851)	(12,918)	(12,939)	(19,975)
Total other operating revenues (expenses)	99,826	(30,177)	51,277	(37,190)	64,495	128,153

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	56,602	(616)	33,112	28,088	(22,108)	(9,705)
Termination fee received	—	—	—	280,000	—	—
Corporate expenses [a]	(31,927)	(26,312)	(26,084)	(23,604)	(24,049)	(33,270)
Reorganization and related expenses	—	—	—	(45,867)	—	—
Total other (expenses) revenues	24,675	(26,928)	7,028	238,617	(46,157)	(42,975)

INCOME BEFORE INCOME TAXES	134,361	41,846	146,663	257,672	75,186	211,759

Income tax (expense) benefit	(4,901)	6,540	(1,873)	(30)	(1,815)	(9,500)

NET INCOME	129,460	48,386	144,790	257,642	73,371	202,259

Amounts attributable to noncontrolling interests	—	—	—	—	—	(1,573)

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	129,460	48,386	144,790	257,642	73,371	200,686

Preferred share dividends	(9,969)	(9,969)	(10,003)	(10,022)	(10,022)	(10,022)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$119,491	$38,417	$134,787	$247,620	$63,349	$190,664

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	66.8%	55.3%	56.8%	61.0%	61.6%	56.6%
Acquisition cost ratio	20.0%	20.0%	19.6%	19.9%	19.5%	19.2%
General and administrative expense ratio [a]	15.4%	16.6%	15.2%	15.7%	15.8%	15.0%
Combined ratio	102.2%	91.9%	91.6%	96.6%	96.9%	90.8%

Weighted average basic shares outstanding	91,926	94,035	96,072	98,226	100,274	105,118
Weighted average diluted shares outstanding	92,558	94,853	97,148	99,124	101,160	106,289
Basic earnings per common share	$1.30	$0.41	$1.40	$2.52	$0.63	$1.81
Diluted earnings per common share	$1.29	$0.41	$1.39	$2.50	$0.63	$1.79
ROACE (annualized)	9.0%	2.9%	10.3%	18.8%	4.7%	14.5%
Operating ROACE (annualized)	3.6%	7.7%	9.2%	3.9%	7.0%	13.1%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR TO DATE

	Six months ended June 30,			Year ended December 31,
	2016	2015	2014	2015	2014
UNDERWRITING REVENUES
Gross premiums written	$3,279,595	$2,867,345	$3,052,678	$4,603,730	$4,711,519
Premiums ceded	(586,439)	(465,255)	(387,932)	(929,064)	(804,544)
Net premiums written	2,693,156	2,402,090	2,664,746	3,674,666	3,906,975

Gross premiums earned	2,333,944	2,273,066	2,327,419	4,567,953	4,652,345
Ceded premiums expensed	(484,613)	(427,802)	(381,070)	(881,536)	(781,346)
Net premiums earned	1,849,331	1,845,264	1,946,349	3,686,417	3,870,999
Other insurance related income (loss)	(1,094)	11,162	4,766	(2,953)	650
Total underwriting revenues	1,848,237	1,856,426	1,951,115	3,683,464	3,871,649

UNDERWRITING EXPENSES
Net losses and loss expenses	1,131,256	1,092,481	1,110,036	2,176,199	2,186,722
Acquisition costs	369,761	354,805	363,899	718,112	737,197
Underwriting-related general and administrative expenses	238,409	251,502	241,834	486,911	486,201
Total underwriting expenses	1,739,426	1,698,788	1,715,769	3,381,222	3,410,120

UNDERWRITING INCOME	108,811	157,638	235,346	302,242	461,529

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	140,896	180,651	197,610	305,336	342,766
Net realized investment gains (losses)	(45,500)	(53,662)	43,882	(138,491)	132,108
Interest expense and financing costs	(25,747)	(25,196)	(36,569)	(50,963)	(74,695)
Total other operating revenues	69,649	101,793	204,923	115,882	400,179

OTHER (EXPENSES) REVENUE
Foreign exchange gains (losses)	55,986	41,112	(13,939)	102,312	104,439
Termination fee received	—	—	—	280,000	—
Corporate expenses [a]	(58,239)	(60,221)	(61,976)	(109,910)	(135,675)
Reorganization and related expenses	—	—	—	(45,867)	—
Total other expenses	(2,253)	(19,109)	(75,915)	226,535	(31,236)

INCOME BEFORE INCOME TAXES	176,207	240,322	364,354	644,659	830,472

Income tax (expense) benefit	1,639	(1,125)	(13,625)	(3,028)	(25,908)

NET INCOME	177,846	239,197	350,729	641,631	804,564

Amounts attributable (to) from noncontrolling interests	—	—	(2,795)	—	6,181

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	177,846	239,197	347,934	641,631	810,745

Preferred share dividends	(19,938)	(20,044)	(20,044)	(40,069)	(40,088)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$157,908	$219,153	$327,890	$601,562	$770,657

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	61.2%	59.2%	57.0%	59.0%	56.5%
Acquisition cost ratio	20.0%	19.2%	18.7%	19.5%	19.0%
General and administrative expense ratio [a]	16.0%	16.9%	15.6%	16.2%	16.1%
Combined ratio	97.2%	95.3%	91.3%	94.7%	91.6%

Weighted average basic shares outstanding	92,980	100,093	107,075	98,609	104,368
Weighted average diluted shares outstanding	93,705	101,151	108,329	99,629	105,713
Basic earnings per common share	$1.70	$2.19	$3.06	$6.10	$7.38
Diluted earnings per common share	$1.69	$2.17	$3.03	$6.04	$7.29
ROACE [b]	6.0%	8.3%	12.5%	11.5%	14.8%
Operating ROACE [b]	5.6%	8.7%	11.8%	7.7%	10.8%

[a]	Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]	Annualized for the six-month periods.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended June 30, 2016			Six months ended June 30, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$784,017	$536,417	$1,320,434	$1,437,365	$1,842,230	$3,279,595
Net premiums written	526,764	480,586	1,007,350	999,926	1,693,230	2,693,156

Gross premiums earned	656,107	541,615	1,197,722	1,291,771	1,042,173	2,333,944
Ceded premiums expensed	(216,828)	(33,904)	(250,732)	(413,813)	(70,800)	(484,613)
Net premiums earned	439,279	507,711	946,990	877,958	971,373	1,849,331
Other insurance related income (loss)	(234)	(658)	(892)	(96)	(998)	(1,094)
Total underwriting revenues	439,045	507,053	946,098	877,862	970,375	1,848,237

UNDERWRITING EXPENSES
Net losses and loss expenses	306,141	326,153	632,294	580,546	550,710	1,131,256
Acquisition costs	61,829	127,296	189,125	123,227	246,534	369,761
Underwriting-related general and administrative expenses	82,487	32,332	114,819	168,064	70,345	238,409
Total underwriting expenses	450,457	485,781	936,238	871,837	867,589	1,739,426

UNDERWRITING INCOME (LOSS)	$(11,412)	$21,272	$9,860	$6,025	$102,786	$108,811

KEY RATIOS
Current accident year loss ratio	74.3%	75.6%	75.0%	68.7%	69.6%	69.2%
Prior period reserve development	(4.6%)	(11.4%)	(8.2%)	(2.6%)	(12.9%)	(8.0%)
Net loss and loss expense ratio	69.7%	64.2%	66.8%	66.1%	56.7%	61.2%
Acquisition cost ratio	14.1%	25.1%	20.0%	14.0%	25.4%	20.0%
Underwriting-related general and administrative expense ratio	18.7%	6.4%	12.0%	19.2%	7.2%	12.9%
Corporate expense ratio			3.4%			3.1%
Combined ratio	102.5%	95.7%	102.2%	99.3%	89.3%	97.2%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Six months ended June 30,
	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014	2016	2015

INSURANCE SEGMENT
Property	$211,183	$146,592	$141,429	$139,488	$196,817	$207,788	$357,775	$326,441
Marine	84,089	73,532	26,071	38,817	85,483	84,833	157,621	177,068
Terrorism	11,650	7,046	7,972	11,192	6,610	9,478	18,696	14,545
Aviation	8,326	19,101	24,887	10,222	9,519	10,568	27,427	19,533
Credit and Political Risk	19,960	8,917	30,327	8,542	12,981	7,179	28,877	21,098
Professional Lines	240,040	145,451	251,641	196,218	251,730	244,011	385,491	402,152
Liability	118,464	83,886	83,941	104,666	112,870	106,643	202,350	195,538
Accident and Health	90,305	168,824	46,259	97,559	85,116	83,610	259,128	207,475
TOTAL INSURANCE SEGMENT	784,017	653,349	612,527	606,704	761,126	754,110	1,437,365	1,363,850

REINSURANCE SEGMENT
Catastrophe	123,507	146,847	8,135	56,693	95,653	117,245	270,354	226,869
Property	45,424	176,174	(2,649)	67,539	58,258	61,027	221,598	240,270
Professional Lines	126,840	88,774	71,794	45,509	94,152	104,801	215,614	159,176
Credit and Surety	20,816	258,111	11,662	23,390	16,210	20,359	278,928	207,568
Motor	3,638	321,422	1,839	21,359	14,196	2,676	325,060	311,886
Liability	124,003	149,990	86,457	111,361	57,730	82,566	273,993	147,502
Agriculture	87,372	62,657	(6,506)	(3,303)	72,709	76,665	150,030	142,438
Engineering	8,342	34,789	13,886	4,397	15,707	8,772	43,131	53,767
Marine and Other	(3,525)	67,048	2,657	2,934	2,672	3,058	63,522	14,019
TOTAL REINSURANCE SEGMENT	536,417	1,305,812	187,275	329,879	427,287	477,169	1,842,230	1,503,495

CONSOLIDATED TOTAL	$1,320,434	$1,959,161	$799,802	$936,583	$1,188,413	$1,231,279	$3,279,595	$2,867,345

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014
UNDERWRITING REVENUES
Gross premiums written	$784,017	$653,349	$612,527	$606,704	$761,126	$754,110
Net premiums written	526,764	473,163	407,236	381,118	534,263	541,097

Gross premiums earned	656,107	635,665	652,349	647,024	649,053	641,335
Ceded premiums expensed	(216,828)	(196,987)	(198,498)	(202,474)	(196,731)	(183,665)
Net premiums earned	439,279	438,678	453,851	444,550	452,322	457,670
Other insurance related income (loss)	(234)	137	225	542	269	—
Total underwriting revenues	439,045	438,815	454,076	445,092	452,591	457,670

UNDERWRITING EXPENSES
Net losses and loss expenses	306,141	274,405	288,348	283,272	297,534	290,466
Acquisition costs	61,829	61,398	60,716	69,118	66,920	71,039
General and administrative expenses	82,487	85,576	79,734	85,814	88,420	83,512
Total underwriting expenses	450,457	421,379	428,798	438,204	452,874	445,017

UNDERWRITING INCOME (LOSS)	$(11,412)	$17,436	$25,278	$6,888	$(283)	$12,653

KEY RATIOS
Current accident year loss ratio	74.3%	63.1%	64.0%	64.3%	69.2%	70.7%
Prior period reserve development	(4.6%)	(0.5%)	(0.5%)	(0.6%)	(3.4%)	(7.2%)
Net loss and loss expense ratio	69.7%	62.6%	63.5%	63.7%	65.8%	63.5%
Acquisition cost ratio	14.1%	14.0%	13.4%	15.5%	14.8%	15.5%
General and administrative expense ratio	18.7%	19.5%	17.6%	19.4%	19.5%	18.2%
Combined ratio	102.5%	96.1%	94.5%	98.6%	100.1%	97.2%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014
UNDERWRITING REVENUES
Gross premiums written	$536,417	$1,305,812	$187,275	$329,879	$427,287	$477,169
Net premiums written	480,586	1,212,643	188,122	296,099	412,281	459,065

Gross premiums earned	541,615	500,557	494,183	501,332	509,702	553,032
Ceded premiums expensed	(33,904)	(36,895)	(26,222)	(26,541)	(20,813)	(10,302)
Net premiums earned	507,711	463,662	467,961	474,791	488,889	542,730
Other insurance related income (loss)	(658)	(340)	(15,497)	616	3,217	1,683
Total underwriting revenues	507,053	463,322	452,464	475,407	492,106	544,413

UNDERWRITING EXPENSES
Net losses and loss expenses	326,153	224,557	234,983	277,115	282,619	275,363
Acquisition costs	127,296	119,237	119,848	113,626	116,343	120,823
General and administrative expenses	32,332	38,013	34,553	35,309	36,013	34,299
Total underwriting expenses	485,781	381,807	389,384	426,050	434,975	430,485

UNDERWRITING INCOME	$21,272	$81,515	$63,080	$49,357	$57,131	$113,928

KEY RATIOS
Current accident year loss ratio	75.6%	63.1%	66.2%	67.4%	67.9%	60.4%
Prior period reserve development	(11.4%)	(14.7%)	(16.0%)	(9.0%)	(10.1%)	(9.7%)
Net loss and loss expense ratio	64.2%	48.4%	50.2%	58.4%	57.8%	50.7%
Acquisition cost ratio	25.1%	25.7%	25.6%	23.9%	23.8%	22.3%
General and administrative expense ratio	6.4%	8.2%	7.4%	7.4%	7.4%	6.3%
Combined ratio	95.7%	82.3%	83.2%	89.7%	89.0%	79.3%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

							Six months ended June 30,
	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014	2016	2015

Fixed maturities	$77,621	$75,975	$74,659	$75,980	$77,998	$78,523	$153,596	$144,086
Other investments	14,401	(26,878)	2,531	(27,421)	14,102	32,492	(12,477)	45,037
Equity securities	3,065	5,145	3,494	3,445	2,674	5,301	8,210	4,350
Mortgage loans	1,807	1,684	1,085	482	281	—	3,492	294
Cash and cash equivalents	1,868	1,434	4,802	993	1,678	6,183	3,303	2,777
Short-term investments	165	206	163	83	125	246	371	194

Gross investment income	98,927	57,566	86,734	53,562	96,858	122,745	156,495	196,738
Investment expenses	(7,197)	(8,402)	(7,734)	(7,877)	(8,314)	(7,878)	(15,599)	(16,087)

Net investment income	$91,730	$49,164	$79,000	$45,685	$88,544	$114,867	$140,896	$180,651

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2014
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,563,216	$11,838,068	$11,719,749	$12,139,595	$12,005,736	$12,598,897
Equity securities, available for sale, at fair value	626,371	637,325	597,998	689,157	659,181	744,760
Mortgage loans, held for investment, at amortized cost and fair value	327,315	267,589	206,277	129,431	79,606	—
Other investments, at fair value	865,406	859,639	816,756	800,319	853,101	1,044,492
Equity method investments	113,729	—	—	—	—	—
Short-term investments, at amortized cost and fair value	41,086	29,540	34,406	7,152	30,618	100,166
Total investments	13,537,123	13,632,161	13,375,186	13,765,654	13,628,242	14,488,315
Cash and cash equivalents	993,472	952,311	1,174,751	1,180,473	1,180,059	1,189,403
Accrued interest receivable	71,770	71,475	73,729	75,375	78,409	91,278
Insurance and reinsurance premium balances receivable	2,885,606	2,690,400	1,967,535	2,169,581	2,394,037	2,422,983
Reinsurance recoverable on paid and unpaid losses	2,270,776	2,116,090	2,096,104	2,036,099	2,063,087	1,954,985
Deferred acquisition costs	624,638	646,919	471,782	544,178	594,863	623,573
Prepaid reinsurance premiums	498,299	436,382	396,201	416,451	387,639	337,608
Receivable for investments sold	3,569	1,614	26,478	7,220	1,304	366
Goodwill and intangible assets	85,954	86,446	86,858	87,329	101,053	90,025
Other assets	278,233	344,392	313,267	274,981	276,182	247,921
TOTAL ASSETS	$21,249,440	$20,978,190	$19,981,891	$20,557,341	$20,704,875	$21,446,457

LIABILITIES
Reserve for losses and loss expenses	$9,782,304	$9,716,487	$9,646,285	$9,703,583	$9,693,440	$9,805,988
Unearned premiums	3,708,603	3,586,307	2,760,889	3,107,348	3,324,578	3,411,108
Insurance and reinsurance balances payable	416,017	344,181	356,417	301,830	296,794	272,062
Senior notes	992,361	992,091	991,825	991,562	991,302	1,490,427
Payable for investments purchased	144,040	135,647	9,356	303,916	213,142	237,019
Other liabilities	241,932	253,218	350,237	322,736	237,061	221,348
TOTAL LIABILITIES	15,285,257	15,027,931	14,115,009	14,730,975	14,756,317	15,437,952

SHAREHOLDERS’ EQUITY
Preferred shares	625,000	625,000	627,843	627,843	627,843	627,843
Common shares	2,206	2,206	2,202	2,202	2,201	2,189
Additional paid-in capital	2,302,557	2,296,533	2,241,388	2,230,278	2,285,772	2,261,084
Accumulated other comprehensive income (loss)	63,089	17,646	(188,465)	(117,593)	(78,067)	272,664
Retained earnings	6,285,803	6,198,932	6,194,353	6,093,897	5,875,147	5,331,199
Treasury shares, at cost	(3,314,472)	(3,190,058)	(3,010,439)	(3,010,261)	(2,764,338)	(2,539,269)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,964,183	5,950,259	5,866,882	5,826,366	5,948,558	5,955,710
Noncontrolling interests	—	—	—	—	—	52,795
TOTAL SHAREHOLDERS' EQUITY	5,964,183	5,950,259	5,866,882	5,826,366	5,948,558	6,008,505

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,249,440	$20,978,190	$19,981,891	$20,557,341	$20,704,875	$21,446,457

Basic common shares outstanding	90,654	92,903	96,066	96,049	100,284	103,906
Diluted common shares outstanding	92,667	95,031	96,883	98,213	102,690	107,228
Book value per common share [a]	$58.90	$57.32	$55.32	$54.91	$53.06	$51.28
Diluted book value per common share [a]	57.62	56.04	54.08	53.68	51.81	49.69
Diluted tangible book value per common share [a]	$56.69	$55.13	$53.18	$52.78	$50.83	$48.85
Debt to total capital [b]	14.3%	14.3%	14.5%	14.5%	14.3%	20.0%
Debt and preferred equity to total capital	23.2%	23.3%	23.6%	23.8%	23.3%	28.4%

[a]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

[b]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At June 30, 2016

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,484,802	$32,471	$(1,895)	$1,515,378	10.5%
Non-U.S. government	691,649	5,178	(54,012)	642,815	4.4%
Corporate debt	4,366,370	83,692	(47,771)	4,402,291	30.4%
Agency RMBS	2,328,647	55,587	(652)	2,383,582	16.5%
CMBS	1,060,897	22,727	(2,589)	1,081,035	7.5%
Non-Agency RMBS	85,450	1,594	(1,686)	85,358	0.6%
ABS	1,307,495	2,590	(12,195)	1,297,890	9.0%
Municipals	149,983	5,371	(487)	154,867	1.1%
Total fixed maturities	11,475,293	209,210	(121,287)	11,563,216	80.0%

Equity securities, available for sale
Common stocks	379	26	(318)	87	—%
Exchange traded funds	467,032	28,412	(4,125)	491,319	3.4%
Bond mutual funds	133,909	1,056	—	134,965	0.9%
Total equity securities	601,320	29,494	(4,443)	626,371	4.3%

Total available for sale investments	$12,076,613	$238,704	$(125,730)	12,189,587	84.3%

Mortgage loans, held for investment				327,315	2.3%

Other investments (see below)				865,406	6.0%

Equity method investments				113,729	0.8%

Short-term investments				41,086	0.2%

Total investments				13,537,123	93.6%

Cash and cash equivalents [a]				993,472	6.9%

Accrued interest receivable				71,770	0.5%

Net receivable/(payable) for investments sold (purchased)				(140,471)	(1.0%)

Total cash and invested assets				$14,461,894	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$126,579	14.6%
Multi-strategy funds				314,687	36.4%
Event-driven funds				90,902	10.5%
Leveraged bank loan funds				65	—%
Direct lending funds				120,962	14.0%
Real estate funds				10,851	1.3%
Private equity funds				93,722	10.8%
Other privately held investments				41,755	4.8%
Collateralized loan obligations - equity tranches				65,883	7.6%
Total				$865,406	100.0%

[a]	Includes $201 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.5%	10.7%	11.3%	12.7%	11.5%	10.3%
Non-U.S. government	4.4%	5.0%	5.0%	5.2%	6.1%	8.0%
Corporate debt	30.4%	30.5%	29.8%	30.5%	30.0%	27.5%
MBS:
Agency RMBS	16.5%	16.7%	15.4%	15.0%	14.5%	13.6%
CMBS	7.5%	7.6%	7.4%	7.3%	7.5%	6.0%
Non-agency RMBS	0.6%	0.7%	0.7%	0.7%	0.7%	0.5%
ABS	9.0%	9.2%	9.4%	9.8%	9.7%	8.4%
Municipals	1.1%	1.1%	1.1%	1.2%	1.7%	6.8%

Total Fixed Maturities	80.0%	81.5%	80.1%	82.4%	81.7%	81.1%
Equity securities	4.3%	4.4%	4.1%	4.7%	4.5%	4.8%
Mortgage loans	2.3%	1.8%	1.4%	0.9%	0.5%	—%
Other investments	6.0%	5.9%	5.6%	5.4%	5.8%	6.7%
Equity method investments	0.8%	—%	—%	—%	—%	—%
Short-term investments	0.2%	0.3%	0.2%	0.1%	0.4%	0.6%

Total Investments	93.6%	93.9%	91.4%	93.5%	92.9%	93.2%
Cash and cash equivalents	6.9%	6.6%	8.0%	8.0%	8.0%	7.7%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.6%
Net receivable/(payable) for investments sold or purchased	(1.0%)	(1.0%)	0.1%	(2.0%)	(1.4%)	(1.5%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	13.1%	13.3%	14.1%	15.4%	14.0%	12.7%
AAA	37.9%	37.9%	36.4%	35.0%	35.8%	34.2%
AA	10.5%	11.3%	10.9%	10.9%	10.5%	12.6%
A	16.0%	16.8%	17.6%	18.7%	18.4%	19.7%
BBB	13.2%	11.7%	12.3%	11.6%	12.3%	12.8%
Below BBB	9.3%	9.0%	8.7%	8.4%	9.0%	8.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	2.8%	2.4%	2.5%	3.5%	4.5%	4.0%
From one to five years	32.6%	33.7%	35.3%	36.5%	36.4%	43.7%
From five to ten years	19.8%	19.1%	18.6%	17.7%	16.7%	15.2%
Above ten years	2.9%	2.8%	2.6%	2.5%	2.7%	1.9%
Asset-backed and mortgage-backed securities	41.9%	42.0%	41.0%	39.8%	39.7%	35.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.6%	2.5%	2.5%	2.5%	2.5%	2.5%
Yield to maturity of fixed maturities	2.3%	2.5%	2.9%	2.5%	2.5%	2.0%
Average duration of fixed maturities (inclusive of duration hedges)	3.1 yrs	3.1 yrs	3.3 yrs	3.1 yrs	3.2 yrs	2.9 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At June 30, 2016

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$—		$18,243	$46,998	$—	$65,241	$—	$46	$—	$65,287	$—		$65,287
Germany	213		2,255	22,208	17,611	42,074	—	8,823	—	51,110	—		51,110
France	—		582	35,072	—	35,654	—	—	—	35,654	548		36,202
Luxembourg	—		147	25,998	—	26,145	—	—	—	26,145	—		26,145
Ireland	—		9,994	9,110	—	19,104	—	—	4,196	23,300	—		23,300
Supranational [a]	10,675		—	—	—	—	—	—	—	10,675	—		10,675
Belgium	—		—	12,376	—	12,376	—	—	—	12,376	—		12,376
Spain	—		—	5,759	—	5,759	—	—	—	5,759	—		5,759
Italy	—		—	4,901	—	4,901	—	—	—	4,901	—		4,901
Austria	—		—	1,833	—	1,833	—	—	—	1,833	—		1,833
Other [b]	—		—	—	—	—	—	—	—	—	21,511		21,511
Total eurozone	10,888		31,221	164,255	17,611	213,087	—	8,869	4,196	237,040	22,059		259,099
Other concentrations:
United Kingdom	260,420		24,824	135,077	504	160,405	—	10,886	—	431,711	7,505		439,216
Canada	126,272		150,176	83,308	38,771	272,255	—	—	—	398,527	—		398,527
Australia	85,240		62,531	14,993	—	77,524	—	—	377	163,141	—		163,141
Japan	—		53,150	8,654	—	61,804	—	—	—	61,804	9,308		71,112
Mexico	39,315		—	4,962	—	4,962	—	—	—	44,277	—		44,277
Other	120,680		5,443	80,407	—	85,850	—	—	—	206,530	28,818	[c]	235,348
Total other concentrations	631,927		296,124	327,401	39,275	662,800	—	10,886	377	1,305,990	45,631		1,351,621

Total Non-U.S. concentrations	642,815		327,345	491,656	56,886	875,887	—	19,755	4,573	1,543,030	67,690		1,610,720

United States	1,483,577	[d]	1,274,821	2,251,583	—	3,526,404	2,383,582	1,146,638	1,293,317	9,833,518	558,681	[e]	10,392,199
United States agencies	31,801		—	—	—	—	—	—	—	31,801	—		31,801
United States local governments	154,867		—	—	—	—	—	—	—	154,867	—		154,867
Total U.S. concentrations	1,670,245		1,274,821	2,251,583	—	3,526,404	2,383,582	1,146,638	1,293,317	10,020,186	558,681		10,578,867

Totals	$2,313,060		$1,602,166	$2,743,239	$56,886	$4,402,291	$2,383,582	$1,166,393	$1,297,890	$11,563,216	$626,371		$12,189,587

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents ETF’s designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, closed end funds with the United States as the primary country of risk and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At June 30, 2016

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$867,964	19.7%	6.0%
Foreign banking [a]	266,182	6.0%	1.8%
Corporate/commercial finance	208,320	4.7%	1.4%
Insurance	109,325	2.5%	0.8%
Investment brokerage	26,200	0.6%	0.2%
Total financial institutions	1,477,991	33.5%	10.2%
Consumer non-cyclicals	493,359	11.2%	3.4%
Consumer cyclical	344,239	7.8%	2.4%
Communications	262,216	6.0%	1.8%
Technology	213,337	4.8%	1.5%
Energy	143,692	3.3%	1.0%
Utilities	135,998	3.1%	0.9%
Industrials	134,187	3.0%	0.9%
Transportation	113,675	2.6%	0.8%
Non-U.S. government guaranteed [b]	56,886	1.3%	0.4%
Total investment grade	3,375,580	76.6%	23.3%

Total non-investment grade	1,026,711	23.4%	7.1%

Total corporate debt	$4,402,291	100.0%	30.4%

[a]	Located in Canada, Australia, Japan, United Kingdom and Chile.

[b]	Includes $18 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At June 30, 2016

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
JP MORGAN CHASE & CO	$106,710	$2,624	$109,334	0.9%
WELLS FARGO & COMPANY	105,303	1,475	106,778	0.9%
GOLDMAN SACHS GROUP	103,396	1,389	104,785	0.9%
MORGAN STANLEY	89,857	2,008	91,865	0.8%
BANK OF AMERICA CORP	71,497	1,343	72,840	0.6%
FORD MOTOR COMPANY	67,047	162	67,209	0.6%
AT&T INC	62,712	1,311	64,023	0.6%
VERIZON COMMUNICATIONS INC	59,437	1,727	61,164	0.5%
ROYAL BANK OF CANADA	60,251	901	61,152	0.5%
ANHEUSER-BUSCH INBEV	58,974	965	59,939	0.5%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At June 30, 2016

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,383,582	$16,935	$4,355	$29,669	$11,602	$22,797	$2,468,940
Commercial MBS	—	736,937	177,000	145,161	21,678	259	1,081,035
ABS	—	867,241	329,396	65,017	27,972	8,264	1,297,890

Total mortgage-backed and asset-backed securities	$2,383,582	$1,621,113	$510,751	$239,847	$61,252	$31,320	$4,847,865

Percentage of total	49.2%	33.4%	10.5%	4.9%	1.3%	0.7%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$32,499	$36,414	$40,633	$28,812	$38,639	$24,680
Reinsurance	16,257	8,275	24,162	—	2,389	1,281
Total	$48,756	$44,689	$64,795	$28,812	$41,028	$25,961

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$712,844	$667,601	$664,592	$660,861	$668,053	$625,142
Reinsurance	31,324	27,939	11,654	8,039	9,143	15
Total	$744,168	$695,540	$676,246	$668,900	$677,196	$625,157

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,480,265	$1,384,417	$1,349,242	$1,323,350	$1,327,163	$1,319,543
Reinsurance	17,880	12,002	24,063	32,457	34,889	2,725
Total	$1,498,145	$1,396,419	$1,373,305	$1,355,807	$1,362,052	$1,322,268

Provision against reinsurance recoverables:
Insurance	$(20,233)	$(20,558)	$(18,242)	$(17,420)	$(17,189)	$(18,401)
Reinsurance	(60)	—	—	—	—	—
Total	$(20,293)	$(20,558)	$(18,242)	$(17,420)	$(17,189)	$(18,401)

Net reinsurance recoverables:
Insurance	$2,205,375	$2,067,874	$2,036,225	$1,995,603	$2,016,666	$1,950,964
Reinsurance	65,401	48,216	59,879	40,496	46,421	4,021
Total	$2,270,776	$2,116,090	$2,096,104	$2,036,099	$2,063,087	$1,954,985

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At June 30, 2016

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,608,678	$(34,472)	$1,574,206	73.5%	26.4%	$(14,997)	0.9%	$1,593,681
Other reinsurers balances > $20 million	388,744	(71,724)	317,020	14.8%	5.3%	(2,990)	0.8%	385,754
Other reinsurers balances < $20 million	293,647	(43,539)	250,108	11.7%	4.2%	(2,306)	0.8%	291,341
Total	$2,291,069	$(149,735)	$2,141,334	100.0%	35.9%	$(20,293)	0.9%	$2,270,776
At June 30, 2016, 96.9% (December 31, 2015: 96.2%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Swiss Reinsurance America Corporation	12.5%	4.5%
Lloyd's of London	10.8%	3.9%
Transatlantic Reinsurance Company	10.2%	3.7%
Partner Reinsurance Company of the US	9.7%	3.5%
Swiss Reinsurance Company Ltd.	7.7%	2.8%
Berkley Insurance Company	6.1%	2.2%
Everest Reinsurance Company	4.8%	1.7%
Hannover Ruckversicherungs Aktiengesellschaft	4.7%	1.7%
Ace Property & Casualty Insurance	3.9%	1.4%
XL Reinsurance America Inc	3.2%	1.0%
	73.5%	26.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended June 30, 2016			Six months ended June 30, 2016
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,716,487	$(2,071,401)	$7,645,086	$9,646,285	$(2,031,309)	$7,614,976
Incurred	751,624	(119,330)	632,294	1,379,318	(248,062)	1,131,256
Paid	(634,419)	111,372	(523,047)	(1,286,687)	207,368	(1,079,319)
Foreign exchange and other	(51,388)	(142,661)	(194,049)	43,388	(150,017)	(106,629)

End of period [a]	$9,782,304	$(2,222,020)	$7,560,284	$9,782,304	$(2,222,020)	$7,560,284

[a]
At June 30, 2016, the gross reserve for losses and loss expenses included IBNR of $6,447 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2015, the comparable amount was $6,393 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended June 30, 2016			Six months ended June 30, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$348,028	$286,391	$634,419	$687,416	$599,271	$1,286,687
Reinsurance recoveries	(102,793)	(8,579)	(111,372)	(189,983)	(17,385)	(207,368)

Net losses paid	245,235	277,812	523,047	497,433	581,886	1,079,319

Change in:
Reported case reserves	80,645	11,968	92,613	86,313	(64,082)	22,231
IBNR	(22,023)	46,615	24,592	24,828	45,572	70,400
Reinsurance recoveries on unpaid loss and loss expense reserves	2,284	(10,242)	(7,958)	(28,028)	(12,666)	(40,694)

Total net incurred losses and loss expenses	$306,141	$326,153	$632,294	$580,546	$550,710	$1,131,256

Gross reserve for losses and loss expenses	$5,384,944	$4,397,360	$9,782,304	$5,384,944	$4,397,360	$9,782,304

Net favorable prior year reserve development	$20,066	$57,653	$77,719	$22,493	$125,620	$148,113

Key Ratios

Net paid to net incurred percentage	80.1%	85.2%	82.7%	85.7%	105.7%	95.4%

Net paid losses / Net premiums earned	55.8%	54.7%	55.2%	56.7%	59.9%	58.4%
Change in net loss and loss expense reserves / Net premiums earned	13.9%	9.5%	11.6%	9.4%	(3.2%)	2.8%
Net loss and loss expense ratio	69.7%	64.2%	66.8%	66.1%	56.7%	61.2%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014

Gross losses paid	$348,028	$339,388	$378,309	$388,142	$365,887	$323,513
Reinsurance recoveries	(102,793)	(87,190)	(112,628)	(121,560)	(112,071)	(86,537)

Net losses paid	245,235	252,198	265,681	266,582	253,816	236,976

Change in:
Reported case reserves	80,645	5,668	(19,093)	(29,415)	110,735	101,943
IBNR	(22,023)	46,851	70,623	46,941	17,744	(5,143)
Reinsurance recoveries on unpaid loss and loss expense reserves	2,284	(30,312)	(28,863)	(836)	(84,761)	(43,310)

Total net incurred losses and loss expenses	$306,141	$274,405	$288,348	$283,272	$297,534	$290,466

Gross reserve for losses and loss expenses	$5,384,944	$5,364,671	$5,291,218	$5,243,445	$5,262,956	$5,068,149

Net favorable prior year reserve development	$20,066	$2,427	$2,222	$2,444	$15,421	$32,963

Key Ratios

Net paid to net incurred percentage	80.1%	91.9%	92.1%	94.1%	85.3%	81.6%

Net paid losses/Net premiums earned	55.8%	57.5%	58.5%	60.0%	56.1%	51.8%
Change in net loss and loss expense reserves / Net premiums earned	13.9%	5.1%	5.0%	3.7%	9.7%	11.7%
Net loss and loss expense ratio	69.7%	62.6%	63.5%	63.7%	65.8%	63.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014

Gross losses paid	$286,391	$312,880	$323,896	$212,859	$256,376	$255,715
Reinsurance recoveries	(8,579)	(8,806)	(16,584)	(1,664)	(5,798)	(183)

Net losses paid	277,812	304,074	307,312	211,195	250,578	255,532

Change in:
Reported case reserves	11,968	(76,050)	3,578	22,545	(10,675)	(55,460)
IBNR	46,615	(1,043)	(80,796)	40,444	52,179	72,706
Reinsurance recoveries on unpaid loss and loss expense reserves	(10,242)	(2,424)	4,889	2,931	(9,463)	2,585

Total net incurred losses and loss expenses	$326,153	$224,557	$234,983	$277,115	$282,619	$275,363

Gross reserve for losses and loss expenses	$4,397,360	$4,351,816	$4,355,067	$4,460,138	$4,430,484	$4,737,839

Net favorable prior year reserve development	$57,653	$67,967	$75,022	$42,681	$49,192	$52,391

Key Ratios

Net paid to net incurred percentage	85.2%	135.4%	130.8%	76.2%	88.7%	92.8%

Net paid losses / Net premiums earned	54.7%	65.6%	65.7%	44.5%	51.3%	47.1%
Change in net loss and loss expense reserves / Net premiums earned	9.5%	(17.2%)	(15.5%)	13.9%	6.5%	3.6%
Net loss and loss expense ratio	64.2%	48.4%	50.2%	58.4%	57.8%	50.7%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JULY 1, 2016

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$531	$607	$877
Northeast	U.S. Hurricane	36	105	237
Mid-Atlantic	U.S. Hurricane	97	260	576
Gulf of Mexico	U.S. Hurricane	340	426	577
California	Earthquake	375	522	636
Europe	Windstorm	161	230	316
Japan	Earthquake	137	235	395
Japan	Windstorm	43	74	129
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at July 1, 2016. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.6 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.6 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.6 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net income available to common shareholders	$119,491	$63,349	$157,908	$219,153

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	91,926	100,274	92,980	100,093
Dilutive share equivalents:
Stock compensation plans	632	886	725	1,058
Weighted average shares outstanding - diluted	92,558	101,160	93,705	101,151

EARNINGS PER COMMON SHARE
Basic	$1.30	$0.63	$1.70	$2.19
Diluted	$1.29	$0.63	$1.69	$2.17

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q2 2014

Net income available to common shareholders	$119,491	$38,417	$134,787	$247,620	$63,349	$190,664

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	92,903	96,066	96,049	100,284	100,219	106,745
Shares issued, including those sourced from treasury	88	747	25	22	125	219
Shares repurchased for treasury	(2,337)	(3,910)	(8)	(4,257)	(60)	(3,058)
Common shares - at end of period	90,654	92,903	96,066	96,049	100,284	103,906

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	91,926	94,035	96,072	98,226	100,274	105,118
Dilutive share equivalents:
Stock compensation plans	632	818	1,076	898	886	1,171
Weighted average shares outstanding - diluted	92,558	94,853	97,148	99,124	101,160	106,289

EARNINGS PER COMMON SHARE
Basic	$1.30	$0.41	$1.40	$2.52	$0.63	$1.81
Diluted	$1.29	$0.41	$1.39	$2.50	$0.63	$1.79

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At June 30, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$55.00

Book value per common share	$5,339,183	90,654	$58.90

Dilutive securities: [b]
Restricted stocks		5	(0.01)
Restricted and phantom stock units		2,008	(1.27)
Diluted book value per common share	$5,339,183	92,667	$57.62

	At December 31, 2015

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$56.22

Book value per common share excluding the impact of additional shares settled under the accelerated share repurchase program ("ASR")	$5,239,039	96,066	$54.54

Additional shares settled under the ASR program [c]		(1,358)	0.78

Book value per common share		94,708	$55.32

Dilutive securities: [b]
Restricted stocks		307	(0.18)
Restricted and phantom stock units		1,868	(1.06)
Diluted book value per common share	$5,239,039	96,883	$54.08

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

[c]
On August 17, 2015, the Company entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $300 million of the Company’s ordinary shares. On August 20, 2015, under the terms of this agreement the Company initially acquired 4,149,378 ordinary shares. The ASR agreement was early terminated by Goldman Sachs on January 15, 2016 with 1,358,380 of additional common shares delivered to the Company.

AXIS Capital Holdings Limited
OPERATING INCOME [a]

OPERATING INCOME	Quarter ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income available to common shareholders	$119,491	$63,349	$157,908	$219,153
Adjustment for:
Net realized investment (gains) losses	(21,010)	11,110	45,500	53,662
Associated tax impact	4,591	(1,558)	(107)	(2,116)
Foreign exchange losses (gains)	(56,602)	22,108	(55,986)	(41,112)
Associated tax impact	1,013	(1,428)	1,444	66
Operating income	$47,483	$93,581	$148,759	$229,653

Net earnings per share - diluted	$1.29	$0.63	$1.69	$2.17
Adjustment for:
Net realized investment (gains) losses	(0.23)	0.11	0.49	0.53
Associated tax impact	0.05	(0.02)	(0.01)	(0.02)
Foreign exchange losses (gains)	(0.61)	0.22	(0.60)	(0.41)
Associated tax impact	0.01	(0.01)	0.02	—
Operating income per share - diluted	$0.51	$0.93	$1.59	$2.27

Weighted average common shares and common share equivalents - diluted	92,558	101,160	93,705	101,151

Average common shareholders' equity	$5,332,221	$5,335,018	$5,289,111	$5,256,997

Annualized return on average common equity	9.0%	4.7%	6.0%	8.3%

Annualized operating return on average common equity	3.6%	7.0%	5.6%	8.7%

[a]	Operating income is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2014
Common shareholders' equity	$5,339,183	$5,325,259	$5,239,039	$5,198,523	$5,320,715	$5,327,867
Less: goodwill and intangible assets	(85,954)	(86,446)	(86,858)	(87,329)	(101,053)	(90,025)
Tangible common shareholders' equity	$5,253,229	$5,238,813	$5,152,181	$5,111,194	$5,219,662	$5,237,842

Outstanding diluted common shares, net of treasury shares	92,667	95,031	98,241	98,213	102,690	107,228

Diluted book value per common share [c]	$57.62	$56.04	$54.08	$53.68	$51.81	$49.69

Diluted tangible book value per common share [c]	$56.69	$55.13	$53.18	$52.78	$50.83	$48.85

[a]
Diluted tangible book value per common share is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of diluted tangible book value per common share to diluted book value per common share is presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[c]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year to Date' sections of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year to Date' sections of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

The termination fee received represents the break-up fee paid by PartnerRe Ltd. following the cancellation of the amalgamation agreement with AXIS Capital and is not indicative of future revenues of the Company.

Reorganization and related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The termination fee received represents the break-up fee received on the cancellation of the amalgamation agreement between PartnerRe Ltd. and AXIS Capital and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.